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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934


                       DATE OF REPORT:  AUGUST 28, 1996


                                UTI ENERGY CORP.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


          DELAWARE                    001-2542                  23-2037823
(STATE OR OTHER JURISDICTION   (COMMISSION FILE NUMBER)      (I.R.S. EMPLOYER
      OF INCORPORATION)                                     IDENTIFICATION NO.)




    485 DEVON PARK DRIVE, SUITE 112
          WAYNE, PENNSYLVANIA                                      19087
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                         (ZIP CODE)





       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (610) 971-9600


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ITEM 2:  ACQUISITION OR DISPOSITION OF ASSETS

         On August 14, 1996 (the "Closing Date"), UTI Energy Corp., a Delaware corporation (the "Company"), entered into a Stock Purchase Agreement (the "Stock Purchase Agreement") with The Sam K. Viersen Jr. Trust dated September 9, 1986 as Amended and Restated on May 11, 1994 (the "Seller"), pursuant to which a subsidiary of the Company purchased all of the outstanding shares (the "Shares") of capital stock of the Viersen & Cochran Drilling Company, an Oklahoma corporation ("Viersen"). Viersen owns a fleet of 13 drilling rigs with related spare equipment and approximately 500,000 feet of drill pipe. Viersen had suspended its operations prior to the Closing Date. The Company intends to use Viersen's assets in its operations and may dispose of certain of the acquired assets to the extent such assets are determined to be surplus to the future operations of the Company. Under the terms of the Stock Purchase Agreement, the consideration paid by the Company for the Shares, which was arrived at through arms-length negotiations between the parties, consisted of (i) $6,000,000 in cash paid on August 14, 1996 (a portion of which the Company borrowed under its existing credit agreement); (ii) a two-year $8,000,000 promissory note (the "Promissory Note") executed by the Company in favor of the Seller; and (iii) stock warrants (the "Warrants") to purchase 200,000 shares of the Company's common stock, $.001 par value, at $15 per share.

         The Promissory Note bears interest at the rate of 6% per annum and is payable in full on or before August 14, 1998. The terms of the Promissory Note require the Company to make a principal payment of $1,500,000 on or before August 14, 1996 and an additional principal payment of $1,500,000 on or before February 14, 1997. The Company has the option under the Promissory Note to pay Seller $7,650,000 plus accrued interest on or before February 14, 1997 in full satisfaction of the Promissory Note. The Company's obligations under the Promissory Note are guaranteed by Viersen and are secured by a pledge of the assets of Viersen pursuant to a security agreement.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

*        (a)     Financial statements of business acquired.

*        (b)     Pro forma financial information.

         (c)     Exhibits.

         2.1 Stock Purchase Agreement dated August 14, 1996, by and between The Sam K. Viersen, Jr. Trust dated September 9, 1986 as Amended and Restated on May 11, 1994 and UTI Energy Corp. Pursuant to Item 601(b)(2) of Regulation S-K, schedules and similar attachments (other than Attachment A) to the Stock Purchase Agreement have not been filed with this exhibit. Attachments B, D and E to the Stock Purchase Agreement have been filed as Exhibits 4.1, 4.2 and 4.3 to this Form 8-K, respectively. Exhibits C (form of Guaranty Agreement), F (form of Lease Agreement) and G (form of Escrow Agreement) as well as the Disclosure Schedule, which contains a list of Viersen's assets and liabilities and





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                 Viersen's financial statements, will be filed supplementally with the Commission upon request.

         4.1 Promissory Note of UTI Energy Corp. dated August 14, 1996, in the principal amount of $8,000,000 in favor of The Sam K. Viersen, Jr. Trust dated September 9, 1986 as Amended and Restated on May 11, 1994.

         4.2 Hypothecation/Security Agreement dated August 14, 1996, by Viersen & Cochran Drilling Company in favor of The Sam K. Viersen, Jr. Trust dated September 9, 1986 as Amended and Restated on May 11, 1994.

         4.3     Stock Purchase Warrant dated August 14, 1996, between The Sam
                 K. Viersen, Jr. Trust dated September 9, 1986 as Amended and Restated on May 11, 1994 and UTI Energy Corp.


* To be filed by amendment. It is impracticable for the Company to provide the required financial statements and pro forma information for Viersen & Cochran Drilling Company as of the date of this Form 8-K. Such financial statements will be filed by amendment within 60 days from the date this is due.





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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                UTI ENERGY CORP.


                                            /s/  P. BLAKE DUPUIS
Dated: August 28, 1996               --------------------------------------
                                                 P. Blake DuPuis
                                                 Vice President





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                                 EXHIBIT INDEX

         2.1 Stock Purchase Agreement dated August 14, 1996, by and between The Sam K. Viersen, Jr. Trust dated September 9, 1986 as Amended and Restated on May 11, 1994 and UTI Energy Corp.

         4.1 Promissory Note of UTI Energy Corp. dated August 14, 1996, in the principal amount of $8,000,000 in favor of The Sam K. Viersen, Jr. Trust dated September 9, 1986 as Amended and Restated on May 11, 1994.

         4.2 Hypothecation/Security Agreement dated August 14, 1996, by Viersen & Cochran Drilling Company in favor of The Sam K. Viersen, Jr. Trust dated September 9, 1986 as Amended and Restated on May 11, 1994.

         4.3     Stock Purchase Warrant dated August 14, 1996, between The Sam
                 K. Viersen, Jr. Trust dated September 9, 1986 as Amended and Restated on May 11, 1994 and UTI Energy Corp.